Exhibit (e)(1)(iii)

THIRD AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST

DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the Distribution Agreement, dated as of September 30, 2021 (the “Agreement”) is entered into by and among Alpha Architect ETF Trust (the “Trust”), a Delaware statutory trust, Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the parties desire to add three funds to the Agreement;

NOW THEREFORE, pursuant to Article 13 of the Agreement, the parties hereby agree to amend the Agreement as follows:

Return on Character ETF, Papi’s Money ETF, Relative Sentiment Tactical Allocation ETF, will be added to Amended Schedule A. Amended Schedule A of the Agreement shall be superseded and replaced in its entirety by Amended Schedule A attached hereto

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last date written below.

EMPOWERED FUNDS, LLC

By: /s/ Patrick Cleary

Date: January 17, 2022

ALPHA ARCHITECT ETF TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Patrick Cleary	By:	/s/ Mark Fairbanks

Date: January 17, 2022		Date: January 19, 2022

Amended Schedule A to the

Distribution Agreement - Alpha Architect ETF Trust

Separate Series of Alpha Architect ETF Trust

Name of Series
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Cleaner Energy Crypto-Mining & Semiconductor ETF

Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF

Return on Character ETF

Papi’s Money ETF

Relative Sentiment Tactical Allocation ETF